Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM T-1

                               ------------------

   STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF
         1939, AS AMENDED, OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)_______

                            -------------------------

                            FIRST UNION NATIONAL BANK
               (Exact name of trustee as specified in its charter)

         United States National Bank                        56-0900030
         (State of incorporation if                         I.R.S. employer
         not a national bank)                               identification no.)

         First Union National Bank
         230 South Tryon Street, 9th Floor
         Charlotte, North Carolina                          28288-1179
         (Address of principal                              (Zip Code)
         executive offices)

                                 Same as above

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

              (Exact name of obligor as specified in its charter)

                                    NEW YORK

         (State or other jurisdiction of incorporation or organization)

                                   13-3261323
                      (I.R.S. employer identification no.)

                            Bruce E. Stern, Esquire
                         General Counsel and Secretary
                   Financial Security Assurance Holdings Ltd.
                                350 Park Avenue
                            New York, New York 10022
                                 (212)826-01004

         (Address, including zip code, of principal executive offices)

                       ---------------------------------

                                US $ 230,000,000
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                Debt Securities
                      (Title of the indenture securities)

                      -----------------------------------
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Item 1. General information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------

      Name                                              Address

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Federal Reserve Bank of Richmond, VA                    Richmond, VA

Comptroller of the Currency                             Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                           Washington, D.C.

Federal Deposit Insurance Corporation                   Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor and underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

      None. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to this Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

Items 3-15.

      Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

Item 16. List of Exhibits.

      All exhibits identified below are filed as a part of this statement of eligibility.

      *1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

      *2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

      3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

      *4. A copy of the existing By-laws of First Union National Bank, or instruments corresponding thereto.

      5. Inapplicable.

      6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included on signature page of this Form T-1 Statement.

      7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

      8. Inapplicable.

      9. Inapplicable.


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

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* Incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of First Union National Bank, filed as Exhibit 25.1 to Form S-4 Registration Statement of Unifi, Inc. filed with the Securities and Exchange Commission on April 2, 1998 (Registration No. 333-49243).


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

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 23rd day of February, 1999.

                                        FIRST UNION NATIONAL BANK
                                                 (trustee)


                                        By: /s/ Shawn Bednasek
                                            ---------------------
                                        Name:   Shawn Bednasek
                                        Title:  Vice President

                               CONSENT OF TRUSTEE

      Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Financial Security Assurance Holdings Ltd. of its debt securities and common stock, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                        FIRST UNION NATIONAL BANK


                                        By: /s/ Shawn Bednasek
                                            ---------------------
                                        Name:   Shawn Bednasek
                                        Title:  Vice President

Dated: February 23, 1999.


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

[LOGO]

Comptroller of the Currency
Administrator of National Banks
Washington, D.C.  20219

                                   CERTIFICATE

      I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:

      1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

      2. "First Union National Bank," Charlotte, North Carolina, (Charter No. 000001) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                          IN TESTIMONY WHEREOF, I have hereunto
                                          subscribed my name and caused my seal
                                          of office to be affixed to these
                                          presents at the Treasury Department in
                                          the City of Washington and District of
                                          Columbia, this 26th day of August,
                                          1998.

                                              /s/ Julie L. Williams
                                              ---------------------

                                              Acting Comptroller of the Currency

[SEAL OF THE COMPTROLLER
  OF THE CURRENCY]


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       Consolidated Report of Condition for Insured Commercial and State-
                  Chartered Savings Bank for December 31, 1998

       Line                              Description                   Value

Call Date            12/31/1998
Bank Name            First Union National Bank
Address              2 First Union Center
City                 Charlotte
County               Mecklenburg
Short Name           FUNB
Zip Code             28288-0201
Certificate Number   33869
State                NC
Charter Type         1
RC.1.a.              Cash and balances due, noninterest-bearing
                     balances & currency & coin                         12220276
RC.1.b.              Cash and balances due, interest-bearing
                     balances                                            2533262
RC.2.a.              Securities, held-to-maturity                        1891097
RC.2.b.              Securities, available-for-sale                     36783824
RC.3.                Federal funds sold and securities purchased
                     under agreements to resell                          8034320
RC.4.a.              Loans and leases, net of unearned income          133283216
RC.4.b.              Less: allowance for loan and lease losses           1810465
RC.4.c.              Less: allocated transfer risk reserve                     0
RC.4.d.              Loans and leases, net of unearned income,
                     allowance, and reserve                            131472751
RC.5.                Trading assets                                      7042399
RC.6.                Premises and fixed assets (including
                     capitalized leases)                                 3165970
RC.7.                Other real estate owned                              128223
RC.8.                Investments in unconsolidated subsidiaries
                     and associated companies                             323890
RC.9.                Customers' liability to this bank on
                     acceptances outstanding                             1268425
RC.10.               Intangible assets                                   5200418
RC.11.               Other assets                                       12418468
RC.12.               Total assets                                      222483323
RC.13.a.             Deposits in domestic offices                      137007272
RC.13.a.(1)          Noninterest-bearing deposits, domestic             26154252
RC.13.a.(2)          Interest-bearing deposits, domestic               110853020
RC.13.b.             Deposits in foreign offices, Edge &
                     Agreement subsidiaries and IBFs                    10021556
RC.13.b.(1)          Noninterest-bearing deposits, foreign                477500
RC.13.b.(2)          Interest-bearing deposits, foreign                  9544056
RC.14.               Federal funds purchased and securities sold
                     under agreements to repur.                         19607885
RC.15.a.             Demand notes issued to the U.S. Treasury             389283
RC.15.b.             Trading liabilities                                 5075053
RC.16.a.             Other borrowed money, remaining maturity of
                     one year or less                                   14089286
RC.16.b.             Other borrowed money, remaining maturity of
                     more than 1 thru 3 years                            2371510
RC.16.c.             Other borrowed money, remaining maturity of
                     more than three years                                767010
RC.18.               Bank's liability on acceptances executed and
                     outstanding                                         1280934
RC.19.               Subordinated notes and debentures                   4045123
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RC.20.               Other liabilities                                   9151594
RC.21.               Total liabilities                                 203806506
RC.23.               Perpetual preferred stock and related
                     surplus                                              160540
RC.24.               Common stock                                         454543
RC.25.               Surplus (exclude all surplus related to
                     preferred stock)                                   13206325
RC.26.a.             Undivided profits and capital reserves              4441457
RC.26.b.             Net unrealized holding gains (losses) on
                     available-for-sale securities                        417625
RC.27.               Cumulative foreign currency translation
                     adjustments                                           -3673
RC.28.               Total equity capital                               18676817
RC.29.               Total liabilities and equity capital              222483323
RC.M.1.              Most comprehensive level of auditing by
                     independent external auditors                           N/A